Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614) 757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2015 SECOND-QUARTER RESULTS

•	Revenue increased 15 percent to $25.5 billion

•	Non-GAAP[1] operating earnings increased 10 percent to $639 million

•	Non-GAAP diluted earnings per share from continuing operations increased 33 percent to $1.20; excluding a tax charge in prior-year period, growth was 13 percent

•	Fiscal 2015 outlook for non-GAAP diluted earnings per share from continuing operations raised to $4.28 to $4.38 from prior guidance range of $4.10 to $4.30
DUBLIN, Ohio, Jan. 29, 2015 - Cardinal Health today reported fiscal year 2015 second-quarter revenue of $25.5 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $1.20. Non-GAAP operating earnings increased 10 percent to $639 million. Non-GAAP diluted EPS from continuing operations for the second quarter of fiscal year 2015 grew 33 percent; however, excluding a $0.16 tax charge in the second quarter of the prior fiscal year, the growth rate was 13 percent. On a GAAP basis, operating earnings increased 5 percent to $546 million, and diluted EPS from continuing operations increased 9 percent to $0.86.
“We're pleased to report an excellent second quarter capping off a strong first half to our fiscal year," said George Barrett, chairman and chief executive officer of Cardinal Health. "Overall, we posted strong revenue growth for the second quarter. Although we experienced some continued challenges in the Canadian market, we saw real progress in most of our business lines and customer channels. Most important, our organization continues to drive our key strategic priorities with focus on positioning us to create new value for our customers and patients in a time of great change.”
He continued, "Based on our performance in the first half of our fiscal year and our expectations for the second half, we are raising our guidance for full-year non-GAAP diluted EPS from continuing operations to a range of $4.28 to $4.38."
Q2 FY15 SUMMARY

	Q2 FY15		Q2 FY14		Y/Y
Revenue	$25.5	billion	$22.2	billion	15%
Operating earnings	$546	million	$519	million	5%
Non-GAAP operating earnings	$639	million	$579	million	10%
Earnings from continuing operations	$289	million	$275	million	5%
Non-GAAP earnings from continuing operations	$400	million	$313	million	28%
Diluted EPS from continuing operations	$0.86		$0.79		9%
Non-GAAP diluted EPS from continuing operations	$1.20		$0.90		33%
As previously disclosed, both GAAP and non-GAAP earnings from continuing operations and diluted EPS from continuing operations for second quarter of prior fiscal year reflected a tax charge of $56 million, or $0.16 per share, based on proposed assessments of additional tax.
SEGMENT RESULTS
Pharmaceutical Segment
Revenue for the Pharmaceutical segment increased 16 percent to $22.6 billion, due to growth in the base of existing customers as well as the impact of new customers. Segment profit increased 12 percent to $542 million, driven by strong performance under generic programs, which includes the net benefit of Red Oak Sourcing, as well as continued growth from existing customers and growth from new customers.

	Q2 FY15		Q2 FY14		Y/Y
Revenue	$22.6	billion	$19.4	billion	16%
Segment profit	$542	million	$482	million	12%
Medical Segment
Revenue for the Medical segment was up 4 percent to $2.9 billion, driven by acquisitions and growth from existing customers. Segment profit decreased 12 percent to $115 million due to the year-over-year increase in enterprise-wide incentive compensation as well as the continued impact of market pressures in Canada and the related repositioning of that business.

Cardinal Health

	Q2 FY15		Q2 FY14		Y/Y
Revenue	$2.9	billion	$2.8	billion	4%
Segment profit	$115	million	$131	million	(12)%

ADDITIONAL SECOND-QUARTER AND RECENT HIGHLIGHTS

•	Returned $438 million to shareholders through stock repurchases and dividends in the second quarter of fiscal year 2015

•	Redeemed approximately $1.2 billion of outstanding debt and issued senior notes for a comparable amount at lower interest rates and longer maturities

•
Entered into a long-term strategic agreement with Henry Schein, the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners, to provide one of the most comprehensive service and product offerings to office-based medical practices

•
Announced 15-year agreement with Bayer HealthCare for the contract manufacturing of Xofigo® (radium Ra 223 dichloride), an alpha-particle-emitting radioactive therapeutic agent for the treatment of patients with castration-resistant prostate cancer, symptomatic bone metastases and no known visceral metastatic disease

CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss the results. To access the call and corresponding slide presentation, visit ir.cardinalhealth.com or dial 719.234.0008, using conference ID# 7777110. There is no access code required for the call.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the meeting. The audio replay will also be available for seven days by dialing 719.457.0820, passcode 7777110.
UPCOMING WEBCASTED INVESTOR EVENTS

•	Leerink Partners Global Healthcare Conference on Feb. 12 at 8:30 a.m. local time in New York

•	RBC Capital Markets' 2015 Global Healthcare Conference on Feb. 24 at 8 a.m. local time in New York

•	Cowen and Company 35th Annual Health Care Conference on March 3 at 8 a.m. local time in Boston

•	Barclays Global Healthcare Conference on March 10 at 8:30 a.m. local time in Miami
At these events, Cardinal Health executives will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at ir.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #22 on the Fortune 500, Cardinal Health employs 34,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the Investors page at ir.cardinalhealth.com. In addition, our website allows investors and other interested persons to sign up automatically to receive e-mail alerts when we post news releases, SEC filings and certain other information on our website.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the generic sourcing venture with CVS Health; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; the ability to achieve anticipated results from the AccessClosure acquisition; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for

Cardinal Health

health care products and services; the effects of any investigation or action by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Jan. 29, 2015. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Second Quarter
(in millions, except per common share amounts)	2015	2014	% Change
Revenue	$25,537	$22,240	15%
Cost of products sold	24,083	20,895	15%
Gross margin	1,454	1,345	8%

Operating expenses:
Distribution, selling, general and administrative expenses	815	766	6%
Restructuring and employee severance	7	10	N.M.
Amortization and other acquisition-related costs	60	56	N.M.
Impairments and (gain)/loss on disposal of assets	(18)	9	N.M.
Litigation (recoveries)/charges, net	44	(15)	N.M.
Operating earnings	546	519	5%

Other income, net	(1)	(6)	N.M.
Interest expense, net	36	33	10%
Loss on extinguishment of debt	60	—	N.M.
Earnings before income taxes and discontinued operations	451	492	(8)%

Provision for income taxes	162	217	(25)%
Earnings from continuing operations	289	275	5%

Earnings from discontinued operations, net of tax	—	3	N.M.
Net earnings	$289	$278	4%

Basic earnings per common share:
Continuing operations	$0.87	$0.80	9%
Discontinued operations	—	0.01	N.M.
Net basic earnings per common share	$0.87	$0.81	7%

Diluted earnings per common share:
Continuing operations	$0.86	$0.79	9%
Discontinued operations	—	0.01	N.M.
Net diluted earnings per common share	$0.86	$0.80	8%

Weighted-average number of common shares outstanding:
Basic	331	342
Diluted	334	346

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2015	2014	% Change
Revenue	$49,607	$46,763	6%
Cost of products sold	46,813	44,155	6%
Gross margin	2,794	2,608	7%

Operating expenses:
Distribution, selling, general and administrative expenses	1,590	1,497	6%
Restructuring and employee severance	26	20	N.M.
Amortization and other acquisition-related costs	112	105	N.M.
Impairments and (gain)/loss on disposal of assets	(18)	9	N.M.
Litigation (recoveries)/charges, net	72	(13)	N.M.
Operating earnings	1,012	990	2%

Other income, net	(4)	(10)	N.M.
Interest expense, net	70	66	6%
Loss on extinguishment of debt	60	—	N.M.
Earnings before income taxes and discontinued operations	886	934	(5)%

Provision for income taxes	331	320	4%
Earnings from continuing operations	555	614	(10)%

Earnings from discontinued operations, net of tax	—	3	N.M.
Net earnings	$555	$617	(10)%

Basic earnings per common share:
Continuing operations	$1.66	$1.80	(8)%
Discontinued operations	—	0.01	N.M.
Net basic earnings per common share	$1.66	$1.81	(8)%

Diluted earnings per common share:
Continuing operations	$1.65	$1.78	(7)%
Discontinued operations	—	0.01	N.M.
Net diluted earnings per common share	$1.65	$1.79	(8)%

Weighted-average number of common shares outstanding:
Basic	333	341
Diluted	337	345

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	December 31, 2014	June 30, 2014
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,881	$2,865
Trade receivables, net	5,653	5,380
Inventories, net	9,408	8,266
Prepaid expenses and other	1,213	1,428
Total current assets	19,155	17,939

Property and equipment, net	1,415	1,459
Goodwill and other intangibles, net	5,876	5,870
Other assets	802	765
Total assets	$27,248	$26,033

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,602	$12,149
Current portion of long-term obligations and other short-term borrowings	270	801
Other accrued liabilities	2,158	2,165
Total current liabilities	16,030	15,115

Long-term obligations, less current portion	3,706	3,171
Deferred income taxes and other liabilities	1,412	1,346
Total shareholders’ equity	6,100	6,401
Total liabilities and shareholders’ equity	$27,248	$26,033

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Second Quarter		Year-to-Date
(in millions)	2015	2014	2015	2014
Cash flows from operating activities:
Net earnings	$289	$278	$555	$617
Earnings from discontinued operations, net of tax	—	(3)	—	(3)
Earnings from continuing operations	289	275	555	614

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	112	117	220	234
Loss on extinguishment of debt	60	—	60	—
Gain on sale of other investments	—	—	(5)	—
Impairments and (gain)/loss on disposal of assets	(18)	9	(18)	9
Share-based compensation	28	24	53	48
Provision for bad debts	14	17	26	29
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	—	25	(291)	1,420
Increase in inventories	(1,336)	(1,198)	(1,137)	(100)
Increase/(decrease) in accounts payable	1,595	764	1,438	(1,088)
Other accrued liabilities and operating items, net	209	4	113	(178)
Net cash provided by operating activities	953	37	1,014	988

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(25)	(25)	(86)	(50)
Additions to property and equipment	(47)	(64)	(83)	(90)
Purchase of available-for-sale securities and other investments	(32)	—	(107)	—
Proceeds from sale of available-for-sale securities and other investments	16	—	107	—
Proceeds from maturities of available-for-sale securities	16	—	16	—
Proceeds from divestitures and disposal of held for sale assets	53	—	53	—
Net cash used in investing activities	(19)	(89)	(100)	(140)

Cash flows from financing activities:
Net change in short-term borrowings	(58)	53	(18)	73
Reduction of long-term obligations	(1,220)	(1)	(1,220)	(1)
Proceeds from long-term obligations, net of issuance costs	1,182	—	1,182	—
Net proceeds from issuance of common shares	10	37	35	139
Tax proceeds from share-based compensation	4	54	42	39
Dividends on common shares	(114)	(103)	(233)	(208)
Purchase of treasury shares	(326)	—	(686)	(50)
Net cash provided by/(used in) financing activities	(522)	40	(898)	(8)

Net increase/(decrease) in cash and equivalents	412	(12)	16	840
Cash and equivalents at beginning of period	2,469	2,753	2,865	1,901
Cash and equivalents at end of period	$2,881	$2,741	$2,881	$2,741

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Second Quarter		Second Quarter
(in millions)	2015	2014	2015	2014
Revenue
Amount	$25,537	$22,240
Growth rate	15%	(12)%

Operating earnings
Amount	$546	$519	$639	$579
Growth rate	5%	2%	10%	10%

Earnings from continuing operations
Amount	$289	$275	$400	$313
Growth rate	5%	(9)%	28%	(1)%

Return on equity	18.7%	17.2%	25.9%	19.6%

Effective tax rate from continuing operations[1]	36.0%	44.1%	33.8%	43.3%

Debt to total capital	39%	37%
Net debt to total capital			15%	15%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2015	2014	2015	2014
Revenue
Amount	$49,607	$46,763
Growth rate[2]	6%	(9)%

Operating earnings
Amount	$1,012	$990	$1,204	$1,111
Growth rate	2%	3%	8%	12%

Earnings from continuing operations
Amount	$555	$614	$740	$691
Growth rate	(10)%	7%	7%	16%

Return on equity	17.8%	19.6%	23.7%	22.1%

Effective tax rate from continuing operations	37.4%	34.2%	35.0%	34.4%

[1]
The $56 million remeasurement of unrecognized tax benefits unfavorably impacted, for fiscal 2014 second quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 11.3 and 10.1 percentage points, respectively. The fiscal 2014 second quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax remeasurement, would have been 33.2 percent.

[2]
Revenue from Walgreens was $3.3 billion for the six months ended December 31, 2013. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 year-to-date revenue growth rate would have been 14 percent.

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Second Quarter			Second Quarter
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$22,627	$19,443	Amount	$2,914	$2,799
Growth rate	16%	(15)%	Growth rate	4%	13%

Segment profit			Segment profit
Amount	$542	$482	Amount	$115	$131
Growth rate	12%	9%	Growth rate	(12)%	40%
Segment profit margin	2.39%	2.48%	Segment profit margin	3.96%	4.69%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended December 31, 2014 was $25,537 million, which included total segment revenue of $25,541 million and Corporate revenue of $(4) million. Total consolidated revenue for the three months ended December 31, 2013 was $22,240 million, which included total segment revenue of $22,242 million and Corporate revenue of $(2) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended December 31, 2014 were $546 million, which included total segment profit of $657 million and Corporate costs of $(111) million. Total consolidated operating earnings for the three months ended December 31, 2013 were $519 million, which included total segment profit of $613 million and Corporate costs of $(94) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2015	2014	(in millions)	2015	2014
Pharmaceutical			Medical

Revenue			Revenue
Amount	$43,836	$41,256	Amount	$5,766	$5,511
Growth rate[1]	6%	(11)%	Growth rate	5%	13%

Segment profit			Segment profit
Amount	$992	$916	Amount	$229	$238
Growth rate	8%	9%	Growth rate	(4)%	41%
Segment profit margin	2.26%	2.22%	Segment profit margin	3.96%	4.31%

[1]
Revenue from Walgreens was $3.3 billion for the six months ended December 31, 2013. Excluding the impact of the Walgreens contract expiration, the fiscal 2015 year-to-date Pharmaceutical segment revenue growth rate would have been 16 percent.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the six months ended December 31, 2014 was $49,607 million, which included total segment revenue of $49,602 million and Corporate revenue of $5 million. Total consolidated revenue for the six months ended December 31, 2013 was $46,763 million, which included total segment revenue of $46,767 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the six months ended December 31, 2014 were $1,012 million, which included total segment profit of $1,221 million and Corporate costs of $(209) million. Total consolidated operating earnings for the six months ended December 31, 2013 were $990 million, which included total segment profit of $1,154 million and Corporate costs of $(164) million. Corporate includes, among other things, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate[1]
GAAP	$546	5%	$451	$162	$289	5%	$0.86	9%
Restructuring and employee severance	7		7	3	4		0.01
Amortization and other acquisition-related costs	60		60	22	38		0.11
Impairments and (gain)/loss on disposal of assets	(18)		(18)	(10)	(8)		(0.03)
Litigation (recoveries)/charges, net	44		44	4	40		0.12
Loss on extinguishment of debt	—		60	23	37		0.11
Non-GAAP	$639	10%	$604	$204	$400	28%	$1.20	33%

	Second Quarter 2014
GAAP	$519	2%	$492	$217	$275	(9)%	$0.79	(10)%
Restructuring and employee severance	10		10	4	6		0.02
Amortization and other acquisition-related costs	56		56	20	36		0.10
Impairments and (gain)/loss on disposal of assets	9		9	3	6		0.02
Litigation (recoveries)/charges, net	(15)		(15)	(5)	(10)		(0.03)
Loss on extinguishment of debt	—		—	—	—		—
Non-GAAP	$579	10%	$552	$239	$313	(1)%	$0.90	(3)%

	Year-to-Date 2015
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
(in millions, except per common share amounts)	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$1,012	2%	$886	$331	$555	(10)%	$1.65	(7)%
Restructuring and employee severance	26		26	9	17		0.05
Amortization and other acquisition-related costs	112		112	41	71		0.21
Impairments and (gain)/loss on disposal of assets	(18)		(18)	(10)	(8)		(0.02)
Litigation (recoveries)/charges, net	72		72	4	68		0.20
Loss on extinguishment of debt	—		60	23	37		0.11
Non-GAAP	$1,204	8%	$1,138	$399	$740	7%	$2.19	10%

	Year-to-Date 2014
GAAP	$990	3%	$934	$320	$614	7%	$1.78	7%
Restructuring and employee severance	20		20	7	13		0.04
Amortization and other acquisition-related costs	105		105	38	67		0.19
Impairments and (gain)/loss on disposal of assets	9		9	3	6		0.02
Litigation (recoveries)/charges, net	(13)		(13)	(5)	(8)		(0.02)
Loss on extinguishment of debt	—		—	—	—		—
Non-GAAP	$1,111	12%	$1,055	$363	$691	16%	$2.00	15%

[1]
The $56 million remeasurement of unrecognized tax benefits reduced, for fiscal 2014 second quarter, both diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations by $0.16. The fiscal 2014 second quarter growth rates for diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations, excluding the impact of the tax remeasurement, would have been 8 percent and 14 percent, respectively. The fiscal 2015 second quarter growth rates for diluted EPS from continuing operations and non-GAAP diluted EPS from continuing operations, excluding the impact of the tax remeasurement, would have been (10) percent and 13 percent, respectively.

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter
(in millions)	2015		2014
GAAP return on equity	18.7%		17.2%

Non-GAAP return on equity
Net earnings	$289		$278
Restructuring and employee severance, net of tax, in continuing operations	4		6
Amortization and other acquisition-related costs, net of tax, in continuing operations	38		36
Impairments and (gain)/loss on disposal of assets, net of tax, in continuing operations	(8)		6
Litigation (recoveries)/charges, net, net of tax, in continuing operations	40		(10)
Loss on extinguishment of debt, net of tax, in continuing operations	37		—
Adjusted net earnings	$400		$316
Annualized	$1,600		$1,264

	Second	First	Second	First
	Quarter	Quarter	Quarter	Quarter
	2015	2015	2014	2014
Total shareholders' equity	$6,100	$6,256	$6,589	$6,297
Divided by average shareholders' equity	$6,178		$6,443
Non-GAAP return on equity	25.9%		19.6%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2015			2014
GAAP return on equity	17.8%			19.6%

Non-GAAP return on equity
Net earnings	$555			$617
Restructuring and employee severance, net of tax, in continuing operations	17			13
Amortization and other acquisition-related costs, net of tax, in continuing operations	71			67
Impairments and (gain)/loss on disposal of assets, net of tax, in continuing operations	(8)			6
Litigation (recoveries)/charges, net, net of tax, in continuing operations	68			(8)
Loss on extinguishment of debt, net of tax, in continuing operations	37			—
Adjusted net earnings	$740			$695
Annualized	$1,480			$1,390

	Second	First	Fourth	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2015	2015	2014	2014	2014	2013
Total shareholders' equity	$6,100	$6,256	$6,401	$6,589	$6,297	$5,975
Divided by average shareholders' equity	$6,252			$6,287
Non-GAAP return on equity	23.7%			22.1%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter		Year-to-Date
(in millions)	2015	2014	2015	2014
GAAP effective tax rate from continuing operations[1]	36.0%	44.1%	37.4%	34.2%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$451	$492	$886	$934
Restructuring and employee severance	7	10	26	20
Amortization and other acquisition-related costs	60	56	112	105
Impairments and (gain)/loss on disposal of assets	(18)	9	(18)	9
Litigation (recoveries)/charges, net	44	(15)	72	(13)
Loss on extinguishment of debt	60	—	60	—
Adjusted earnings before income taxes and discontinued operations	$604	$552	$1,138	$1,055

Provision for income taxes	$162	$217	$331	$320
Restructuring and employee severance tax benefit	3	4	9	7
Amortization and other acquisition-related costs tax benefit	22	20	41	38
Impairments and (gain)/loss on disposal of assets tax benefit/(expense)	(10)	3	(10)	3
Litigation (recoveries)/charges, net tax benefit/(expense)	4	(5)	4	(5)
Loss on extinguishment of debt tax benefit	23	—	23	—
Adjusted provision for income taxes	$204	$239	$399	$363

Non-GAAP effective tax rate from continuing operations[1]	33.8%	43.3%	35.0%	34.4%

	Second Quarter
	2015	2014
Debt to total capital	39%	37%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$270	$255
Long-term obligations, less current portion	3,706	3,679
Debt	$3,976	$3,934
Cash and equivalents	(2,881)	(2,741)
Net debt	$1,095	$1,193
Total shareholders' equity	6,100	6,589
Capital	$7,195	$7,782
Net debt to capital	15%	15%

[1]
The $56 million remeasurement of unrecognized tax benefits unfavorably impacted, for fiscal 2014 second quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 11.3 and 10.1 percentage points, respectively. The fiscal 2014 second quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax remeasurement, would have been 33.2 percent.

The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, LIFO charges/(credits) and loss on extinguishment of debt, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
In fiscal 2015, the Company began excluding last-in, first-out ("LIFO") inventory charges/(credits)5 from its non-GAAP earnings, for consistency with the presentation by some of its peers. The Company did not record any LIFO charges or credits in the first or second quarters of fiscal 2015 or 2014, respectively. In the second quarter of fiscal 2015, the Company has excluded the loss on extinguishment of debt6 related to the early redemption of debt that occurred in December 2014 from its non-GAAP earnings.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) amortization and other acquisition-related costs2, (3) impairments and (gain)/loss on disposal of assets3, (4) litigation (recoveries)/charges, net4, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt) divided by (earnings before income taxes and discontinued operations adjusted for the same six items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) LIFO charges/(credits).
Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits) and (6) loss on extinguishment of debt, each net of tax) divided by average shareholders’ equity.
Return on Equity: annualized current period net earnings divided by average shareholders’ equity.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.

[1]
Programs by which the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of amortization of acquisition-related intangible assets, transaction costs, integration costs and changes in the fair value of contingent consideration obligations.

[3]
Asset impairments and (gains)/losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and (gain)/loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.

[5]
The inventories of the Company's core pharmaceutical distribution facilities in the Pharmaceutical segment are valued at the lower of cost, using the LIFO method, or market. These charges or credits are included in cost of products sold, and represent changes in the Company's LIFO inventory reserve.

[6]	Charges related to the make-whole premium on the redemption of notes.